Exhibit A to Underwriting Agreement

(Effective 4/28/06)

Portfolios:

Mellon Equity Large Cap Growth Fund

Mellon Equity Micro Cap Fund

Mellon Institutional Market Neutral Fund

Newton International Equity Fund

The Boston Company Emerging Markets Core Equity Fund

The Boston Company International Core Equity Fund

The Boston Company International Small Cap Fund

The Boston Company International Small Cap Value Fund

The Boston Company Large Cap Core Fund

The Boston Company Small Cap Growth Fund

The Boston Company Small/Mid Cap Equity Fund (formerly The Boston Company Small
Capitalization Equity Fund)

The Boston Company Small Cap Value Fund

The Boston Company Tax Sensitive Small Cap Equity Fund

The Boston Company World ex-US Value Fund (formerly The Boston Company International
Value Opportunities Fund)

Standish Mellon Intermediate Tax Exempt Bond Fund

Standish Mellon International Fixed Income Fund

Standish Mellon International Fixed Income Fund II

Standish Mellon Investment Grade Bond Fund

Standish Mellon Fixed Income Fund

Standish Mellon Global Fixed Income Fund

Standish Mellon High Yield Bond Fund

Standish Mellon Emerging Market Debt Fund (formerly Standish Mellon Opportunistic
Emerging Market Debt Fund)

Standish Mellon Opportunistic High Yield Fund

Standish Mellon Massachusetts Intermediate Tax Exempt Bond Fund

Standish Mellon Enhanced Yield Fund (formerly Standish Mellon Short-Term Asset Reserve
Fund)